Exhibit 99.1

[MFA LETTERHEAD]                                               [LOGO]
                                                                 MFA
                                                      MORTGAGE INVESTMENTS, INC.

PRESS RELEASE                                         FOR IMMEDIATE RELEASE

September 10, 2003                                    NEW YORK METRO

CONTACT: William Gorin                                NYSE:  MFA
         (212) 207-6400
         www.mfa-reit.com

                         MFA Mortgage Investments, Inc.
          Announces Third Quarter Dividend of $0.28 and Earnings Update

      MFA Mortgage Investments, Inc. (NYSE:MFA) announced today that its Board of Directors declared a quarterly dividend of $0.28 per share of common stock for the third quarter of 2003. The dividend will be paid on October 31, 2003 to stockholders of record on September 30, 2003.


      Stewart Zimmerman, Chairman, President and Chief Executive Officer of MFA, stated, "MFA's third quarter dividend of $0.28 per share is consistent with the dividends per share declared during the first two quarters of 2003. During the first half of 2003, in an effort to maintain a relatively stable dividend rate, MFA declared aggregate dividends per share of $0.56, which was less than earnings per share of $0.63 during the same period. While MFA's earnings on a GAAP basis exceeded its dividend during the first two quarters of 2003, we now expect, based on existing market conditions and performance of the portfolio to date, that third quarter earnings per share will be in the range of approximately $0.19 to $0.22. The two primary reasons that earnings are expected to be less than the dividend are, first, rapid prepayments of the mortgages underlying our MBS portfolio resulting in an accelerated amortization of the related purchase premiums and, second, in an action taken to better maintain our long term value and earnings, MFA utilized a reduced level of financial leverage during a portion of the third quarter. Based on the significant decline in the Mortgage Bankers Association refinancing index, we believe that prepayments and the resulting premium amortization expense should decline resulting in a positive impact on fourth quarter earnings."

      MFA's strategy is to generate a high level of income through leveraged investment in a portfolio of high-quality adjustable-rate mortgage-backed securities. As of June 30, 2003, approximately 99% of MFA's assets consisted of mortgage-backed securities and related receivables issued or guaranteed as to principal or interest by an agency of the U.S. government or a federally chartered corporation, such as Fannie Mae, Freddie Mac and Ginnie Mae, high quality mortgage-backed securities rated "AAA" by at least one nationally recognized rating agency and cash. MFA's policy is to maintain an assets-to-equity ratio of less than 11 to 1.

      When used in this press release or other written or oral communications, statements which are not historical in nature, including those containing words such as "anticipate," "estimate," "should," "expect," "believe," "intend" and similar expressions are intended to identify "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements are subject to various risks and uncertainties, including, but not limited to, those relating to: changes in the prepayment rates on the mortgage loans securing MFA's MBS; changes in short-term interest rates and the market value of MFA's MBS; changes in government regulations affecting MFA's business; MFA's ability to maintain its qualification as a REIT for federal income tax purposes; MFA's ability to use borrowings to finance its assets; and risks associated with investing in real estate, including changes in business conditions and the general economy. These risks, uncertainties and factors could cause MFA's actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as the date they are made and MFA does not undertake, and specifically disclaims, any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of such statements.